Exhibit 32.1

Certifications of Chief Executive Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer of Inotiv Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

(a)	the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

1	Date: December 22, 2020
By: /s/ Robert W. Leasure, Jr. Robert W. Leasure, Jr. President and Chief Executive Officer Date: January 12, 2023